Exhibit 10.1

COPY OF RESOLUTION ADOPTED BY THE

BOARD OF DIRECTORS OF WORTHINGTON INDUSTRIES, INC.

AT A MEETING HELD ON JUNE 21, 2008 AMENDING SECTION 6(c)(ii)

OF THE WORTHINGTON INDUSTRIES, INC. 2000 STOCK OPTION PLAN FOR NON-EMPLOYEE

DIRECTORS

Director Stock Option Exercises

WHEREAS, the provisions of both Director Plans (Section 6(c)(ii) of the 2000 Plan and Section 6.04 of the 2006 Plan (by reference to the methods of paying the exercise price which may be described in the related award agreement for a stock option granted under the 2006 Plan) permit the Board to authorize payment of the exercise price of the common shares underlying a stock option to be made (i) by tendering, either by actual delivery of common shares or by attestation, common shares acceptable to the Board [which have been held for six months] or (ii) in the case of the 2006 Plan, by withholding common shares which would otherwise be issued in connection with the exercise of the stock option; and

WHEREAS, the Board believes it would be in the best interest of the Company and participants in the 2000 Plan [the Company’s 2000 Stock Option Plan for Non-Employee Directors] to amend Section 6(c)(ii) of the 2000 Plan to permit the Board to authorize payment of the exercise price of the common shares underlying a stock option to be made by withholding common shares which would otherwise be issued in connection with the exercise of the stock option; and

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NOW, THEREFORE, BE IT RESOLVED, that, as permitted by Section 9 of the 2000 Plan, the Board hereby amends the second sentence of Section 6(c)(ii) of the 2000 Plan to read as follows: “Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Board, by tendering, either by actual delivery of Common Shares or by attestation, Common Shares acceptable to the Board, by the withholding of Common Shares which would otherwise be issued in connection with the exercise of the Director Option or by a combination of the foregoing, as determined by the Board, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Common Shares so tendered to the Company as of the date of such tender or so withheld by the Company as of the date of such withholding is at least equal to the purchase price of the Common Shares underlying the portion of the Director Option being exercised.”; and

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